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                                                                      Exhibit 99
[LCC LETTERHEAD]

FOR IMMEDIATE RELEASE                     Contact:  Tricia Drennan
APRIL 9, 1997                             Director of Corporate Communications &
                                          Investor Relations
                                          (703) 873-2390 (phone)
                                          (703) 873-9546 (fax)

             LCC INTERNATIONAL, INC. INTENDS TO RESERVE AGAINST ITS
            RECEIVABLES FROM AND INVESTMENTS IN POCKET AND NEXTWAVE

MCLEAN, VIRGINIA -- LCC International, Inc. ("LCC"), (NASDAQ: LCCI), one of the world's largest providers of radio frequency engineering and network design services and products to the international wireless telecommunications industry, today announced that it intends to reserve with respect to 1996 earnings $30.1 million pre-tax ($24.5 million post-tax or $1.30 per share for the fourth quarter and $1.49 per share for the full calendar year 1996) against certain receivables from, investments in and costs associated with Pocket Communications, Inc. ("Pocket" formerly known as DCR Communications, Inc.) and NextWave Telecom, Inc. ("NextWave").

Piyush Sodha, President and Chief Executive Officer of LCC, said "Our core business remains well positioned to prosper from the tremendous growth opportunities in the industry. Despite these events, our fundamentals remain strong, our customer base is solid, and our growth rate objectives are on track."

LCC has ceased providing engineering and program management services in all markets on the Pocket engagement and has redeployed its personnel to other client assignments. LCC is currently providing engineering services to NextWave on an advance cash payment basis.

Due to the exclusion of revenues and earnings associated with Pocket and NextWave for 1997 and 1998, LCC expects that net income for the year ending December 31, 1997 will be adversely impacted by up to $0.30 per share, and that net income for the year ending December 31, 1998 will be adversely impacted by up to $0.20 per share.

Mr. Sodha added, "We expect operating earnings in the first half of 1997 to be below those reported for the first half of 1996. More importantly, however, the company expects to report an increase in operating profits in both the third and fourth quarters of 1997. The strong demand for our services has enabled us to quickly put in place re-deployment plans which allow us to achieve a year over year increase in operating results."

On March 31, 1997, Pocket failed to pay interest due LCC under a $6.5 million convertible debenture and failed to pay principal and interest due LCC under a $0.9 million note agreement. In addition, on April 1, 1997, Pocket announced that it had voluntarily sought court protection under Chapter 11 of the U.S. Bankruptcy Code. As of March 31, 1997, LCC's aggregate balance sheet and contract cost exposure with respect to Pocket was $9.6 million.


                                 Continued....
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[LCC LOGO]

                                     Page 2

Also on March 31, 1997, NextWave failed to pay principal and interest due LCC under a $5.9 million note agreement, and the parties are currently in negotiations with respect to revised payment terms. As of March 31, 1997, LCC's aggregate balance sheet and contract cost exposure with respect to NextWave was $20.5 million.

LCC has extended for 15 days the filing of its 1996 Annual Report on Form 10-K with the U.S. Securities and Exchange Commission in order to reflect the reserve in its calendar year 1996 financial statements. As a result of this reserve, LCC intends to report normalized pro forma net income per share for the fourth quarter and year ended December 31, 1996 of $0.12 (on 18.9 million shares) and $0.54 (on 16.5 million shares), respectively. Including the effect of the reserve related to NextWave and Pocket, as well as certain costs associated with LCC's third quarter initial public offering and fourth quarter acquisition of European Technology Partner AS, LCC intends to report a pro forma net loss per share of $1.31 for the fourth quarter and a pro forma net loss per share of $1.19 for the year ended December 31, 1996.

                                     # # #

This press release may contain forward-looking statements or implications that are subject to risks and uncertainties. Actual results or performance could differ materially from those expressed or implied by such forward-looking statements, including, without limitation, statements regarding expectations of future operating results, as a result of risks and uncertainties including changes adversely impacting demand for LCC's products and services, risks from competition, rapid technological change and those described from time to time in LCC's reports to the U. S. Securities and Exchange Commission, including its Registration Statement on Form S-1 effective September 24, 1996, its Annual Report on Form 10-K (to be filed shortly), news releases and other communications.

LCC is one of the world's largest providers of radio frequency engineering and network design services and products to the international wireless telecommunications industry. The Company's radio frequency engineering business was founded in 1983, during the early years of the cellular industry. Since that time, LCC has come to offer a range of complementary services and products consisting of radio frequency engineering services, program management and system deployment services, propagation modeling and network analysis software, and field test measurement and analysis equipment.
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                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED                   YEAR ENDED
                                                                      DECEMBER 31,                      DECEMBER 31,
                                                           --------------------------------    ------------------------------
                                                                  1996             1995             1996            1995
                                                                  ----             ----             ----            ----
REVENUES:
         Service revenue                                   $      29,037     $       18,047    $   93,156      $     64,016
         Product revenue                                          14,313             14,717        48,414            40,445
                                                           -------------     --------------    ----------      ------------
                                                                  43,350             32,764       141,570           104,461
                                                           -------------     --------------    ----------      ------------

COST OF REVENUES:
         Service revenue                                          20,608             12,495        65,801            45,682
         Product revenue                                           9,883              7,786        32,039            25,455
                                                           -------------     --------------    ----------      ------------
                                                                  30,491             20,281        97,840            71,137
                                                           -------------     --------------    ----------      ------------

GROSS PROFIT                                                      12,859             12,483        43,730            33,324
                                                           -------------     --------------    ----------      ------------
OPERATING EXPENSES
         Sales and marketing                                       1,881              1,461         6,475             5,823
         General and administrative                                3,358              2,789        12,462            10,108
         In-process research & development                         5,605                -           5,605               -
         Special charge                                           30,050                -          30,050               -
         Non-cash compensation                                       670              1,130         7,005             4,646
         Depreciation and amortization                             1,260              1,310         5,039             3,699
                                                           -------------     --------------    ----------      ------------
                                                                  42,824              6,690        66,636            24,276
                                                           -------------     --------------    ----------      ------------

OPERATING (LOSS) INCOME                                         (29,965)              5,793      (22,906)             9,048
                                                           -------------     --------------    ----------      ------------
OTHER INCOME (EXPENSE):
         Interest income                                             347              (119)           925               625
         Interest expense                                          (659)              (591)       (3,050)           (2,818)
         Other income                                                263                402         2,376             1,027
                                                           -------------     --------------    ----------      ------------
                                                                    (49)              (308)           251           (1,166)
                                                           -------------     --------------    ----------      ------------

(LOSS) INCOME BEFORE INCOME TAXES                               (30,014)              5,485      (22,655)             7,882
(BENEFIT) PROVISION FOR INCOME TAXES                             (4,830)              1,863      (11,371)             3,142
                                                           -------------     --------------    ----------      ------------

NET (LOSS) INCOME                                          $    (25,184)     $        3,622    $ (11,284)      $      4,740
                                                           ============      ==============    ==========      ============

PRO FORMA (LOSS) INCOME DATA:
         (Loss) income before income taxes                 $    (30,014)     $        5,485    $ (22,655)      $      7,882
         Pro forma (benefit) provision for income taxes          (4,830)              2,194       (1,886)             3,153
                                                           -------------     --------------    ----------      ------------
            Pro forma net (loss) income                    $    (25,184)     $        3,291    $ (20,769)      $      4,729
                                                           ============      ==============    ==========      ============

Pro forma net (loss) income per share:                     $      (1.31)     $         0.22    $   (1.19)      $       0.36
                                                           ============      ==============    ==========      ============

NORMALIZED PRO FORMA INCOME DATA:
         (Loss) income before income taxes                 $    (30,014)     $        5,485    $ (22,655)      $      7,882
         In-process research & development                         5,605                -           5,605               -
         Special charge (A)                                       26,753                -          22,931               -
         Non-cash compensation                                       670              1,130         7,005             4,646
                                                           -------------     --------------    ----------      ------------
            Normalized pre-tax income                              3,014              6,615        12,886            12,528
         Pro forma  provision for income taxes                     1,206              2,646         5,154             5,011
                                                           -------------     --------------    ----------      ------------
            Normalized pro forma net income                $       1,808     $        3,969    $    7,732      $      7,517
                                                           =============     ==============    ==========      ============

Normalized pro forma net income per share:                 $        0.12     $         0.27    $     0.54      $       0.53
                                                           =============     ==============    ==========      ============
Common and common equivalent shares
   used in the calculation of proforma and
   normalized pro forma net income per share:                     18,900             15,579        16,509            15,579
                                                           =============     ==============    ==========      ============

(A) Normalizes for special charge offset by Nextwave and Pocket profit recorded in 1996.